Exhibit 99.1

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UBIQUITI NETWORKS APPOINTS NEW MEMBERS TO ITS BOARD OF DIRECTORS

Steven R. Altman of Qualcomm, Rafael Torres of OCZ Technology Group and Ubiquiti Chief Financial Officer Craig Foster Join Ubiquiti Board of Directors

San Jose, Calif.—October 28, 2013—Ubiquiti Networks, Inc. (NASDAQ: UBNT) (“Ubiquiti”) today announced it has named Steven R. Altman, Vice Chairman of Qualcomm, Rafael Torres, CFO of OCZ Technology Group and Ubiquiti CFO Craig Foster to the company’s board of directors.

“Steve Altman’s extensive experience in the wireless communications market and Rafael Torres deep financial expertise are powerful additions to our Board of Directors” said Robert J. Pera, CEO at Ubiquiti Networks. “These new board members will be important contributors to our next phase of growth.”

Steven R. Altman first joined Qualcomm in 1989 as Corporate Counsel and was the chief architect of the company’s strategy for licensing its broad intellectual property portfolio for wireless communications, which accelerated the growth of CDMA technology. Under Altman’s leadership, the company entered into domestic and international licensing agreements with the world’s largest telecommunications and electronics companies. He became Vice President and General Counsel of Qualcomm in 1992. In 1998, he was appointed Executive Vice President, and in 2000 he was named President of Qualcomm’s Technology Licensing Division. From 2005 to 2011, Altman was appointed and served as the president of Qualcomm where his leadership and contributions helped drive the company’s successful growth, evolution and expansion. Altman graduated from Northern Arizona University in 1983 with a bachelor’s degree in political science and administration. He received his Juris Doctor from the University of San Diego School of Law in 1986.

“Ubiquiti has impressed me as innovator of wireless technologies,” said Altman. “I’m excited to be joining Ubiquiti’s board during a time of such rapid growth and look forward to lending my guidance as the company continues to expand.”

Since March of 2013, Rafael Torres has been the CFO of OCZ Technology Group, which designs and manufactures industry-leading solid state drives (SSDs), a disruptive, game-changing technology that is replacing traditional rotating magnetic hard disk drives (HDDs). Prior to joining OCZ, Mr. Torres served as CFO and Vice President of Finance for Capella Photonics, where he successfully raised new capital and developed the company’s financial infrastructure. From 2006 to 2008, Torres was the CFO and Vice

President of Finance for Power Integrations, where he led a successful financial turnaround. From 2000 to 2006, Mr. Torres was CFO and Vice President of Finance for PLX Technology, which he returned to profitability. Mr. Torres holds a Bachelors of Science degree in Accounting from Santa Clara University and is a Certified Public Accountant (inactive).

“Ubiquiti’s business model has the potential to disrupt multiple markets,” said Torres. “It’s redefining the way we need to do business in the 21st century and I’m excited to be a part of it.”

With the appointment of Altman, Torres and Foster, Directors Charles J. Fitzgerald (Managing Director at Summit Partners L.P.), John L. Ocampo (President at Gaas Labs), Robert M. Van Buskirk (CEO at Wilson Electronics), and Peter Y. Chung (Managing Director at Summit Partners, L.P.) have departed the company’s Board of Directors. Ron Sege (Chairman and CEO of Echelon Corporation) will continue as a Director. All changes to the Ubiquiti Networks Board of Directors were effective as of October 25, 2013.

About Ubiquiti Networks

Ubiquiti Networks (NASDAQ: UBNT) is closing the digital divide by building network communication platforms for everyone and everywhere. With over 10 million devices deployed in over 180 countries, Ubiquiti is transforming under-networked businesses and communities. Our leading edge platforms, airMAX®, UniFi®, airFiber®, airVision®, mFi® and EdgeMAX® combine innovative technology, disruptive price performance and the support of a global user community to eliminate barriers to connectivity. For more information, join our community at http://www.ubnt.com.

Ubiquiti, the Ubiquiti logo, Ubiquiti Networks, airMAX, airFiber, airVision, UniFi, mFi, and EdgeMAX are registered trademarks or trademarks of Ubiquiti Networks, Inc. and/or its affiliates in the United States and other countries. All other trademarks mentioned in this document are the property of their respective owners.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “look,” “will,” “anticipate,” “believe,” “estimate,” “project,” “expect,” “consider,” “schedule” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding growth prospects, market positioning and any statements or assumptions underlying any of the foregoing. You should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. Ubiquiti Networks undertakes no obligation to update information contained in this press release. You should review our SEC filings carefully, particularly the discussions under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2013 and other filings filed with the U.S. Securities and Exchange Commission that identify risks that could cause actual results to differ from those made in such forward-looking statements.